Exhibit 3

NISSIN CO., LTD. (8571)
Monthly Data for March 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660	41,960	42,276	42,590	42,632	42,764	41,907
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927	24,942	24,965	25,032	24,932	24,899	24,414
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733	17,018	17,311	17,558	17,700	17,865	17,493
Secured loans	301	289	296	306	323	342	351	365	383	386	388	390
Notes receivable	163	132	137	139	128	114	129	100	96	87	92	103
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483	33,275	33,054	32,712	32,424	32,199	31,440
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737	8,078	8,466	8,820	9,053	9,283	9,017

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336	83,793	84,261	84,601	84,582	84,726	82,857

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343	76,843,357	77,785,538	78,704,219	79,141,990	80,010,313	79,823,315
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540	57,294,100	57,798,523	58,299,788	58,454,264	58,911,489	58,961,234
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803	19,549,257	19,987,015	20,404,431	20,687,725	21,098,823	20,862,080
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468	11,521,221	13,174,833	12,322,022	13,257,213	15,771,100	18,811,605
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325	207,511	171,642	154,396	151,226	171,104	174,203
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508	51,959,363	51,186,417	50,280,881	49,412,712	48,827,223	47,604,153
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733	2,489,599	2,631,302	2,752,250	2,824,746	2,905,230	2,827,260

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379	143,021,053	144,949,734	144,213,770	144,787,889	147,684,972	149,240,537

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

(amount in thousands of yen)
Assets held for leases and installment loans (As of March 31, 2005)	5,756,438

* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Small business owner loans
Applications	427	473	609	537	593	519	508	476	581	446	520	618	6,307
Approvals	396	399	512	454	520	428	401	414	502	270	319	370	4,985
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%	78.94%	86.97%	86.40%	60.54%	61.35%	59.87%	79.04%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312	7,000	6,342	5,710	2,616	2,056	2,254	55,367
Approvals	1,373	1,121	1,689	1,563	2,065	2,266	2,662	2,346	2,349	1,316	1,386	1,092	21,228
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%	38.03%	36.99%	41.14%	50.31%	67.41%	48.45%	38.34%
Secured loans
Applications	22	20	27	30	45	47	31	35	41	27	35	37	397
Approvals	17	12	19	20	31	32	25	22	25	19	19	28	269
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%	80.65%	62.86%	60.98%	70.37%	54.29%	75.68%	67.76%
Notes receivable
Applications	53	38	75	28	56	32	54	55	25	48	37	54	555
Approvals	44	34	52	25	43	24	33	25	20	25	29	38	392
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%	61.11%	45.45%	80.00%	52.08%	78.38%	70.37%	70.63%
Wide loans
Applications	577	530	542	483	578	627	500	522	443	372	432	523	6,129
Approvals	473	417	436	381	459	466	368	376	348	231	300	358	4,613
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%	73.60%	72.03%	78.56%	62.10%	69.44%	68.45%	75.27%
Consumer loans
Applications	2,193	1,799	2,154	2,050	2,027	2,064	1,741	1,930	1,629	4,434	3,179	2,986	28,186
Approvals	526	304	152	223	291	353	179	174	179	123	89	177	2,770
Approval ratio	23.99%	16.90%	7.06%	10.88%	14.36%	17.10%	10.28%	9.02%	10.99%	2.77%	2.80%	5.93%	9.83%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended March 31, 2003, 2004 and 2005

March 31, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	4,563,540	8.46	380,800	0.71	334,506	0.62	851,904	1.58	1,567,211	2.91	53,915,070
Business Timely loans	486,220	2.81	175,457	1.01	7,420	0.04	5,131	0.03	188,009	1.09	17,302,434
Secured loans	320,205	20.16	19,926	1.25	6,752	0.43	210,471	13.25	237,151	14.93	1,588,104
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,326
Wide loans	4,358,688	6.81	471,476	0.74	314,133	0.49	784,905	1.23	1,570,516	2.45	63,992,635
Consumer loans	1,717,251	4.19	674,216	1.65	7,232	0.02	15,613	0.04	697,062	1.70	40,938,250

Total	11,445,906	6.44	1,721,877	0.97	670,045	0.38	1,868,028	1.05	4,259,951	2.40	177,751,821

March 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,342,184	9.34	411,072	0.72	356,502	0.62	1,720,536	3.01	2,488,111	4.35	57,167,928
Business Timely loans	607,540	3.26	269,180	1.44	1,578	0.01	761	0.00	271,520	1.46	18,658,608
Secured loans	193,447	1.93	24,562	0.25	9,376	0.09	100,909	1.01	134,848	1.35	10,003,596
Notes receivable	14,302	3.61	0	0.00	0	0.00	0	0.00	0	0.00	396,444
Wide loans	4,851,032	8.44	442,783	0.77	342,513	0.60	1,363,050	2.37	2,148,347	3.74	57,459,955
Consumer loans	1,371,149	3.85	531,204	1.49	2,691	0.01	3,376	0.01	537,272	1.51	35,604,207

Total	12,379,657	6.90	1,678,803	0.94	712,662	0.40	3,188,634	1.78	5,580,100	3.11	179,290,741

March 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,367,136	9.10	417,368	0.71	347,222	0.59	1,753,624	2.97	2,518,215	4.27	58,961,234
Business Timely loans	536,439	2.57	190,270	0.91	0	0.00	3,818	0.02	194,089	0.93	20,862,080
Secured loans	648,393	3.45	3,087	0.02	50,308	0.27	431,659	2.29	485,056	2.58	18,811,605
Notes receivable	27,736	16.01	0	0.00	2,267	1.31	21,900	12.64	24,167	13.95	173,203
Wide loans	3,926,189	8.25	318,688	0.67	219,847	0.46	1,172,329	2.46	1,710,866	3.59	47,604,916
Consumer loans	103,749	3.67	41,603	1.47	486	0.02	0	0.00	42,089	1.49	2,827,260

Total	10,609,645	7.11	971,018	0.65	620,133	0.42	3,383,332	2.27	4,974,484	3.33	149,240,300

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended January 31, 2005, February 28, 2005 and March 31, 2005

January 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,291,648	10.76	567,954	0.97	461,867	0.79	2,365,956	4.05	3,395,778	5.81	58,454,264
Business Timely loans	1,016,338	4.91	186,794	0.90	132,896	0.64	380,330	1.84	700,022	3.38	20,687,725
Secured loans	598,301	4.51	292,585	2.21	86,810	0.65	142,665	1.08	522,061	3.94	13,257,213
Notes receivable	28,448	18.81	0	0.00	3,725	2.46	22,456	14.85	26,181	17.31	151,226
Wide loans	4,590,927	9.29	449,489	0.91	322,805	0.65	1,728,165	3.50	2,500,460	5.06	49,412,712
Consumer loans	178,717	6.33	36,961	1.31	29,566	1.05	52,883	1.87	119,411	4.23	2,824,746

Total	12,704,383	8.77	1,533,785	1.06	1,037,671	0.72	4,692,457	3.24	7,263,914	5.02	144,787,889

February 28, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,408,187	10.88	459,207	0.78	418,753	0.71	2,501,453	4.25	3,379,414	5.74	58,911,489
Business Timely loans	1,150,361	5.45	145,686	0.69	148,023	0.70	461,885	2.19	755,595	3.58	21,098,823
Secured loans	596,855	3.78	32,566	0.21	295,155	1.87	211,140	1.34	538,863	3.42	15,771,100
Notes receivable	29,798	17.42	2,267	1.33	0	0.00	26,181	15.30	28,448	16.63	171,104
Wide loans	4,574,115	9.37	331,993	0.68	306,364	0.63	1,790,207	3.67	2,428,566	4.97	48,827,223
Consumer loans	200,472	6.90	29,264	1.01	32,310	1.11	68,887	2.37	130,461	4.49	2,905,230

Total	12,959,790	8.78	1,000,985	0.68	1,200,607	0.81	5,059,756	3.43	7,261,348	4.92	147,684,972

March 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,367,136	9.10	417,368	0.71	347,222	0.59	1,753,624	2.97	2,518,215	4.27	58,961,234
Business Timely loans	536,439	2.57	190,270	0.91	0	0.00	3,818	0.02	194,089	0.93	20,862,080
Secured loans	648,393	3.45	3,087	0.02	50,308	0.27	431,659	2.29	485,056	2.58	18,811,605
Notes receivable	27,736	16.01	0	0.00	2,267	1.31	21,900	12.64	24,167	13.95	173,203
Wide loans	3,926,189	8.25	318,688	0.67	219,847	0.46	1,172,329	2.46	1,710,866	3.59	47,604,916
Consumer loans	103,749	3.67	41,603	1.47	486	0.02	0	0.00	42,089	1.49	2,827,260

Total	10,609,645	7.11	971,018	0.65	620,133	0.42	3,383,332	2.27	4,974,484	3.33	149,240,300

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

January 31, 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts
USEN Corp.	33	96,500	254	242,150	0	0	0	0	0	0	26	7,400	313	346,050
Shinsei Business Finance Co., Ltd.	12	56,000	1	1,500	1	28,000	1	401	0	0	0	0	15	85,901
Telemarketing (Shinsei Business Finance Co., Ltd.)*	7	35,000	16	17,250	0	0	0	0	0	0	4	850	27	53,100
Sanyo Club Co., Ltd.	2	5,000	4	3,800	0	0	0	0	0	0	2	300	8	9,100
Other	216	4,592,020	84	72,990	18	2,481,159	20	36,746	231	597,680	264	73,244	833	7,853,840

Total	270	4,784,520	359	337,690	19	2,509,159	21	37,147	231	597,680	296	81,794	1,196	8,347,991

February 28, 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts
USEN Corp.	40	135,800	269	276,920	0	0	0	0	0	0	33	11,085	342	423,805
Shinsei Business Finance Co., Ltd.	20	154,800	3	3,000	2	40,000	0	0	0	0	0	0	25	197,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	10	70,200	15	12,800	0	0	0	0	0	0	2	700	27	83,700
Sanyo Club Co., Ltd.	7	27,500	1	500	0	0	0	0	0	0	0	0	8	28,000
Other	242	1,571,990	104	80,400	17	2,797,700	26	46,668	300	814,410	269	72,656	958	5,383,824

Total	319	1,960,290	392	373,620	19	2,837,700	26	46,668	300	814,410	304	84,441	1,360	6,117,129

March 31, 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts	Number of accounts	Loan amounts
USEN Corp.	52	182,700	456	336,269	0	0	0	0	0	0	38	10,350	546	529,319
Shinsei Business Finance Co., Ltd.	16	89,800	1	1,000	0	0	0	0	0	0	0	0	17	90,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	54,000	17	16,140	0	0	0	0	0	0	2	900	28	71,040
Sanyo Club Co., Ltd.	5	19,900	2	2,000	0	0	0	0	0	0	4	1,480	11	23,380
Other	288	2,506,250	116	93,216	28	4,399,500	35	57,293	358	1,081,440	303	76,787	1,128	8,214,487

Total	370	2,852,650	592	448,626	28	4,399,500	35	57,293	358	1,081,440	347	89,517	1,730	8,929,027

* Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	March 31, 2005		March 31, 2004
	Amount	Ratio	Amount	Ratio
Indirect	100,855	75.00%	92,701	64.66%
Bank	84,609	62.92%	64,771	45.18%
Life insurance companies	—	—	100	0.07%
Non-life insurance companies	1,716	1.28%	2,407	1.68%
Other financial institutions	14,528	10.80%	25,423	17.73%
Direct	33,614	25.00%	50,666	35.34%

Total	134,469	100.00%	143,367	100.00%

Borrowings by maturity

	(amount in millions of yen)
	March 31, 2005		March 31, 2004
	Amount	Ratio	Amount	Ratio
Short-term loan	10,917	8.12%	5,300	3.70%
Long-term loan	123,552	91.88%	138,067	96.30%
Long-term loan within 1 year	53,874	40.06%	61,923	43.19%
Long-term loan over 1 year	69,678	51.82%	76,143	53.11%

Total	134,469	100.00%	143,367	100.00%

Borrowing rates

	(%)
	March 31, 2005	March 31, 2004
Indirect	1.97	2.33
Bank	1.89	2.28
Life insurance companies	—	2.39
Non-life insurance companies	2.35	2.60
Other financial institutions	2.38	2.44
Direct	1.30	2.04

Total	1.80	2.23

Month-End Investment Securities
(As of March 31, 2005)

(amount in millions of yen)
Acquisition Cost	Market Value	Difference
5,306	18,644	13,337